                                                                   EXHIBIT 10.29














                              DATED 1 MARCH, 1993




                          MOTOR PANELS (COVENTRY) PLC


                                     -AND-


                              WILLIAM GORDON BOYD




                               SERVICE AGREEMENT

AN AGREEMENT made the 1 March 1993 BETWEEN Motor Panels (Coventry) plc whose registered office is situate at Mayflower House, 8 High Street, Egham, Surrey, TW20 9EA (hereinafter called "the Company") of the one part and William Gordon Boyd of c/o The Royal Court Hotel, Keresley, Coventry ("the Executive") of the other part WHEREBY IT IS AGREED as follows:-

1. The Company shall employ the Executive and the Executive shall serve the Company as Manufacturing Director or in such other capacity as shall from time to time be agreed between the Board of Directors of the Company (hereinafter referred to as "the Board") and the Executive on the terms and conditions hereinafter appearing. The appointment shall commence on 1 March 1993 and shall continue until terminated as hereinafter provided.

2.       During the continuance of this Agreement the Company shall:-

         (a) Pay to the Executive a base salary at the rate of (POUND)50,000 per annum or such increased rate as the Company and the Executive may from time to time agree such salary to be payable by equal instalments in respect of each calendar month. Such salary will be reviewed by the Board on or before the 1st day of January in each year.

         (b) Provided and maintain for the use of the executive while on the business of the Company a suitable motor car (as determined by the Company) and shall pay all expenses in connection with the maintenance insurance and running of such car the Executive paying to the Company such contribution (if any) in respect of use of such car as the Company shall from time to time reasonably require. The car should not be taken out of the UK for private purposes without the written consent of the company and all running expenses attributable to any private use of the car outside the UK to be at


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
         the Executive's expense. On the cessation of the Executive's employment the Executive agrees to return the car to his place of work or such other place as the company directs.

(c) Reimburse to the Executive all reasonable and proper travelling hotel and other out-of-pocket expenses incurred by him in or about the discharge of his duties hereunder

(d) Permit the Executive to take 25 working days holiday (exclusive of normal public and bank holidays) in each year at such times as may be determined by the Company having regard to the Company's business and in particular the Executive acknowledges that it may be necessary for the Company to require him to take up to 15 working days of such entitlement to coincide with factory shutdowns. No more than 10 working days holiday may be taken at anytime unless by prior agreement with the Chief Executive of the Automotive Division. For the purposes of calculation the holiday year will be 1st January to 31st December.

(e) Pay to the Executive in full the remuneration under Clause 2(a) hereto (after deduction of or adjustment for any such sums as are due to or payable in respect of the Executive by way of social security benefits or otherwise payable to the Executive under the Company's sickness pay or other similar scheme for the time being in force) in respect of any period of absence due to incapacity or illness throughout the first continuous or aggregate period of 26 weeks of absence (in any consecutive period of 12 months) during which he is incapacitated or prevented by illness injury accident or any other circumstances beyond his control ("the incapacity") from discharging his duties hereunder provided that in such case the Executive gives or sends to the Company such notification and evidence (including independent medical evidence) concerning his incapacity as the Company shall from time to time


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
         reasonably require and in particular as is required under the provisions of the Company's sickness pay or other similar scheme for the time being in force. The Executive shall not be entitled to any remuneration in respect of any further or additional period of absence during any such consecutive period as aforesaid. The Company will however provide Permanent Health cover which will entitle the Executive to claim from the insurance company after a period of 26 weeks continuous sickness.

3. (a) The Company is a member of a health benefits scheme with BUPA (details of which scheme have been supplied to the Executive) and the Company has commenced to pay and will continue to pay such contributions as are appropriate to enable the Executive his wife and children up to age 21 years to be and continue to be during the continuance of this Agreement a member of such scheme

    (b) The Executive shall be entitled during the continuance of his employment to be a member of the Retirement Benefit Scheme in which the Company is or becomes a party and if he becomes a member of such scheme he shall be liable to make such contributions but shall be entitled to such benefits and be subject to such conditions as are set out in the rules of the Scheme and any lawful amendment thereto from time to time and at the appropriate time the Company shall hand to the Executive a copy of such rules and amendments.

    (c) Upon becoming a member of the Company's Retirement Benefit Scheme the Executive will be covered, at the Company's expense, for life cover of three times his annual pensionable salary.

4. You will be eligible to receive a bonus under the Mayflower Group Executive Scheme the rules and details of which will be provided to you.

    The company reserves the right to review and amend the rules and performance criteria at the beginning of each financial year.



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
5. Subject to the Transfer of Undertakings (Protections of Employment) Regulations 1981, if the Executive shall have been offered but shall unreasonably have refused to agree to the transfer of his employment hereunder to a company which has acquired or agreed to acquire the whole or substantially the whole of the undertaking and assets of or of the equity share capital of the Company the Executive shall have no claim against the Company in respect of the termination of his employment hereunder by reason of the subsequent voluntary winding up of the Company or of the disclaimer of this Agreement by the Company within one month after such acquisition.

6. The following obligations shall be performed and observed by the Executive:-

         (a) The Executive shall undertake such duties and exercise such powers in relation to the Company and its business or businesses from time to time as the Board of Directors ("the Board") of the Company from time to time directs.

         (b) In discharge of such duties and in the exercise of such powers the Executive shall observe and comply with all resolutions regulations and directives from time to time made or given by the Board.

         (c) The Executive shall during the continuance of this Agreement devote the whole of his energies and his time and attention during normal business hours to the business and shall use his best endeavours to develop and extend the business and shall in all matters act loyally and faithfully to the Company and shall not (except as the owner of shares or securities of a public company quoted on the Stock Exchange) engage or be interested or concerned either directly or indirectly in any such other competing business or trade.

         (d) The Executive shall conform to such hours of work as are from time to time reasonably required of him and not be entitled to receive any additional remuneration for work performed outside his normal hours.


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         (e)      (i)      The Executive agrees from time to time to perform
                           such services for any subsidiary or holding company of the Company and any other subsidiary company of any holding company of the Company (hereinafter and for the purposes of this Agreement called "Associated Companies") as the Board may from time to time require as part of and in pursuance of his duties and without further remuneration unless otherwise agreed. For this purpose and for the purposes of this Agreement the expressions "subsidiary" and "holding company" shall have the meanings ascribed to the same by Section 736 of the Companies Act 1985.

                  (ii) Without prejudice to the generality of the foregoing the Executive may by specific agreement be employed by one or more associated companies or render services to such associated companies either additionally or alternatively to his employment by the Company. If such be the case this Agreement shall apply (mutatis mutandis) to such employment by and to the rendering of services to such associated companies. In any such case but subject to any specific terms agreed at the time in relation thereto, the expressions "the Company" and "the business" and any other relevant expressions used herein shall where the context so admits be construed and applied accordingly in respect of such associated companies as well as or in lieu of the Company as appropriate.

         (f) The Executive shall perform his duties hereunder in such place or places in the United Kingdom as the Board from time to time directs.

         (g) The Executive shall not except as authorised or required by his duties to reveal to any person any of the trade secrets or confidential processes dealings or information concerning the organisation business finances customers or affairs of the Company or any of its associated companies which


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                  shall come to his knowledge during his employment and shall keep with complete secrecy all information of a confidential nature entrusted to him and shall not use or attempt to use any such information in any manner except within and pursuant to the performance of his duties hereunder and will use his best endeavours to prevent disclosure thereof so that this restriction shall continue to apply as well after the termination of this agreement as before without limit in point of time but shall cease to apply to information or knowledge which comes within public domain other than by reason of any act default or omission of or by the Executive or any permission or authorisation given by him.

         (h) All records and papers kept or made by the Executive relating to the business or otherwise relating to the businesses of the Company or any of its associated companies shall be and remain the property of the Company (or the relevant associated company as the case may be) and shall be surrendered by the Executive on termination of his employment hereunder or as otherwise required by the Company to a person or persons duly authorised by the Company in this respect.

                  (i) The Executive shall promptly disclose and communicate to the Company full details of and all matters relating whether directly or indirectly to any inventions discoveries innovations or developments of whatsoever nature made or conceived by him during the course of his employment by the Company and so far as statute or the general law allows the same whether capable of protection or not and all rights therein or arising therefrom including any such rights arising after the Executive's employment with the Company has terminated shall without payment or other consideration be the property of the Company absolutely. The Executive shall sign and execute all such



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
                           documents and at the request of the Company take all steps as may be required to give and vest in the Company the full and exclusive benefit of such inventions discoveries innovations and developments providing always that the decision as to whether patent or similar or other protection should be applied for in respect of the same or whether the same shall be exploited shall be in the sole discretion of the Company.

7. The Company shall have the right to terminate this Agreement without liability for compensation or damages upon the happening of any of the following events:-

         (a) By 3 months written notice if the Executive is unable or prevented through incapacity (within the meaning of Clause 2(e))or any other cause for any period or periods exceeding twenty six weeks (consecutive or in the aggregate) in any consecutive period of twelve months from carrying out his duties hereunder or

         (b) Forthwith if the Executive commits any serious breach or (after prior warning in writing of likely dismissal for repetition or continuation thereof) repeated or inconsistent breaches of any of the provisions hereof or

         (c) Forthwith if the Executive is guilty of any grave misconduct or wilful neglect in the discharge of his duties hereunder or

         (d) Forthwith if the Executive becomes bankrupt or makes any agreement or composition with his creditors or

         (e) Forthwith if the Executive becomes of unsound mind or if whilst he is a patient within the meaning of the Mental Health Act 1959 an order is made in respect of his property under
                  Section 102 of that Act or any statutory modification or re-enactment thereof or

         (f) Forthwith if the Executive is convicted of any criminal offence other than an offence which (in the case of a driving offence) does not and (in any other case) in the reasonable opinion of the Board does not affect his position as




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                  an executive of the Company.

         (g) If the Executive commits or is a party to any act or omission or series of acts or omissions dismissal on the grounds or by reason of which would not constitute unfair dismissal within the meaning of the Employment Protection (Consolidation) Act 1978 assuming for this purpose (but not further or otherwise) that the provisions of such Act apply in relation thereto and so that in any such case the period of notice of termination given shall be such as would be appropriate given such assumption.

8. It is further agreed that the Executive's employment hereunder may be terminated at any time by either of the parties giving to the other not less than 12 months notice in writing of intention so to terminate it.

9. Upon the termination of his employment hereunder for any cause or by any means whatsoever:

         (a) The Executive shall not for a period of 12 months from the date of termination of this Agreement directly or indirectly whether as principal servant or agent canvass or solicit or accept the custom of any person firm or corporation whose name during the period of 12 months immediately preceding the termination of this Agreement shall have appeared in the books of the Company or of any company within the Group by which he shall have been employed as client customer agent or correspondent thereof and who shall have dealt or transacted business of a material nature with the Executive during the said period of 12 months.

         (b) The Executive shall not for a period of 6 months from the date of termination of this Agreement undertake or be engaged whether directly or indirectly in any business competitive with the Company or any company within the Group by which he shall have been employed.



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


         (c) The Executive shall not for a period of 6 months from the date of termination of this Agreement in the United Kingdom without the consent in writing of the Board carry on or be engaged in or act as adviser or consultant to any business in which confidential information of any company within the Group possessed by the Executive at termination would be of material use if disclosed by the Executive for the purpose of that business which in any event the Executive is not in any circumstance permitted to disclose nor shall the Executive in the United Kingdom be employed or act as agent for the purposes of any such business. If during such period the Executive should carry on or be engaged in or employed for the purposes of any business trade profession or occupation the Executive will notify the Company forthwith of the circumstances identifying any employer by name and address.

         (d) The Executive shall not at any time during the period of 12 months after the termination of his employment hereunder howsoever arising procure or induce or endeavour to procure or induce (either solely or jointly with any other person firm or company) any employee of any company within the Group to leave such employment.

                  The parties agree that the covenants set out in this clause are separate and severable and enforceable accordingly and whilst the restrictions are considered by the parties to be reasonable in all the circumstances as at the date hereof it is acknowledged that restrictions of such a nature may be invalid because of changing circumstances or other unforeseen reasons and accordingly if any of the restrictions shall be adjudged to be void or ineffective for whatever reason but would be adjudged to be valid and effective if part of the wording thereof were deleted or the periods thereof reduced or the area thereof reduced in scope they shall apply with such modifications as may be necessary to make them valid and effective.



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
10. Upon the termination of this Agreement howsoever arising the Appointee shall at any time or from time to time thereafter upon the request of the company resign from office as a director of the company and such offices held by him in any of the Group companies as may be so requested and should be fail to do so the company is hereby irrevocably authorised to appoint some person in his name and on his behalf to sign and do any documents or things necessary or requisite to effect such resignation or resignations.

11. The expiration or termination of the Executive's employment under this Agreement howsoever arising shall not affect such of the provisions of this Agreement as are expressed to operate or have effect thereafter and shall be without prejudice to any right of action already accrued to either party in respect of any breach of this Agreement by the other party.

12. If the Executive has any grievance relating to his employment or if he is dissatisfied with any disciplinary decision he shall first raise it orally or in writing with the Managing Director of Motor Panels (Coventry) plc from time to time who at his discretion may take such steps as he thinks fit with a view to settling the grievance.

13. Any notice to be given hereunder may be served by being left at or sent by first class post to the registered office for the time being of the Company or (as the case may be) to the Executive at his address herein before mentioned or at his last known place of abode and any notice given by post shall be deemed to have been served at the expiration of 48 hours after it is posted.

14. The failure of the Company at any time to require or enforce the performance by the Executive of any of the stipulations or obligations on his part herein contained shall in no way affect the right of the Company to enforce the same thereafter.

15. The particulars required to be set out in accordance with the provisions of the Employment Protection (Consolidation) Act 1978 as they relate to this employment are as contained or referred to in the First Schedule.

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
16. This Agreement supersedes any previous agreement between the parties hereto or any of them in relation to the matters dealt with herein and represents the entire understanding between the parties in relation thereto.

17. All references in this Agreement to any enactment shall unless the context otherwise manifestly admits or requires be deemed to include references to any statutory amendments or re-enactments thereof.

















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
AS WITNESS the hands of the parties hereto the day and year first before written


                     THE FIRST SCHEDULE before referred to
                     -------------------------------------

The following are the particulars of the terms of employment between the Company and the Executive as applicable as at the date of this Agreement in accordance with the provisions of the Employment Protection (Consolidation) Act 1978.


1.       Date of Commencement
         of Employment                     1 February 1993

2.       Date of Commencement
         of Continuous Employment          1 February 1993

3.       Remuneration                      As provided in Clause 2(a)
                                           of this Agreement

4.       Hours of Work                     9am-1pm and 2pm-5pm on
                                           each day of the week except Saturdays
                                           and Sundays

5.       Holidays and Holiday Pay          As provided in Clause 2(d)
                                           of this Agreement

6.       Sickness or Injury                As provided in Clause 2(e)
                                           of this Agreement

7.       Pension Provision                 As provided in Clause 3(b) of
                                           this Agreement





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
8.       Notice                     As provided in Clauses 7 and 8 of this
                                    Agreement according to the provisions
                                    therein mentioned

9.       Job Title                  As specified in Clause 1 hereof

10.      Grievance Procedure        As provided in Clause 12 and Disciplinary
                                    Rules hereof


         SIGNED BY:                                )
         on behalf of Motor Panels (Coventry) plc  )  [ILLEGIBLE]
         in the presence of [ILLEGIBLE]            )


         SIGNED BY the said William Gordon Boyd    )  /s/ William Gordon Boyd
         in the presence of [ILLEGIBLE]            )


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
                                               [MAYFLOWER CORPORATION LOGO]

                                               The Mayflower Corporation plc

                                               Mayflower House, London Road,
                                               Loudwater, High Wycombe,
                                               Buckinghamshire HP10 9RF
                                               Telephone: +44 (0) 1494 450145
                                               Fax: +44 (0) 1494 450607
                                               E-mail: gen@mayf.co.uk

7 January 2002

Gordon Boyd Esq
1 Broadwells Crescent
Westwood Heath
Coventry CV4 8JD

Dear Gordon

Further to our recent discussions I am delighted that you have agreed to accept the position of President and Chief Executive Officer of Mayflower Vehicle Systems Inc with immediate effect. As explained it will be necessary for you to take up residency in the US but this will be reviewed later in the year in line with our proposed strategy to move the MVS management structure towards a global board.

Your existing contract of employment will remain in force but certain amendments are necessary in order to facilitate your move to the US.

Your salary will increase from 1 January 2002 to $392,000 per annum but will continue to be paid from the UK. I appreciate that part of your salary will need to be paid into a UK bank account and the balance to an account in the US. In order to negate any currency fluctuations I suggest the company applies the dollar exchange rate as at 1 January 2002 but then monitors the exchange rate for a six month period (30 June 2002 and 31 December 2002) and makes any necessary adjustments in July and January.

A notional salary of (POUND)250,000 per annum will be used for pension purposes and this notional salary will be reviewed on 1 January of each year until your return to the UK.

We are currently discussing with Bacon and Woodrow, our pension advisers, the position with regard to augmenting your Mayflower pension. As soon as the detail of this is available I would suggest I make arrangements for you to meet with Paul Macro of Bacon and Woodrow to discuss.

The company will arrange for US medical cover for you and your wife and will also continue your membership with our existing UK medical insurance provider.

You and your wife will be entitled to six return flights to the UK per annum, for social and domestic purposes, at Business Class rate.

The company will reimburse you for the cost of joining a County Club of your choice.

I acknowledge that until a formal MVS management structure has been agreed and implemented you do not want to make any decisions with regard to your UK properties. The company will, therefore, agree to pay all reasonable out of pocket expenses such as house and garden maintenance, additional security and insurance costs. All expenses related to this should be submitted to myself for authorisation.

The company will reimburse you for the costs associated with renting an apartment or house in the US and for other out of pocket expenses such as the buying of new household equipment. Once you have located a property please submit the details to myself for authorisation. Ned Rose, our US lawyer, will, at the company's expense, advise you on any lease you are asked to enter into.

I suggest we discuss separately the terms of any relocation package should you at a later date and following the agreement of the Board, decide to sell your UK properties and relocate to the US.

It is recognised that your personal tax situation may become complicated by your employment in the US and the company agrees to settle all reasonable expenses in relation to double taxation issues or to fund such payments until you are reimbursed by the appropriate authority.

I trust this sets out the terms and conditions we have already discussed but if you do require clarification or there is a particular area I have overlooked, please do not hesitate to contact me.

Finally I look forward to continuing to work with you during what I see to be an exciting and challenging period for MVS.

Yours sincerely


/s/ TERRY WHITMORE

TERRY WHITMORE

NORTH AMERICAN HEADQUARTERS                  (MAYFLOWER VEHICLE SYSTEMS LOGO)

                                             MAYFLOWER VEHICLE SYSTEMS, INC.

                                             37900 Interchange Drive
                                             Farmington Hills, MI 48335
                                             Tel: (248) 473-7500
                                             Fax: (248) 473-7887

27 January 2004

Gordon Boyd Esq
25362 Constitution
Novi
Michigan 48375
USA

Dear Gordon

RE: LOYALTY BONUS PROGRAM
    ---------------------

Dear Gordon

I am pleased to inform you that The Mayflower Corporation plc ("Mayflower") and Mayflower Vehicles Systems, Inc. ("MVS") have selected you for participation in the Loyalty Bonus Program to implemented in connection with Mayflower's disposal of MVS. Your bonus award under the Program has been set at Two hundred and fifty thousand pounds sterling ((POUND)250,000).

Please note that we cannot finalise the specific terms and conditions of the Loyalty Bonus Program until an acquiring company for MVS has been chosen, and until we have had an opportunity to discuss employment requirements with the acquiring company. Your bonus award will, of course, be subject to the specific terms and conditions of the Loyalty Bonus Program, which will be communicated to you promptly after the Program has been finalized. The Loyalty Bonus Program will automatically terminate should the successful disposal of MVS not take place during the financial year ending 31 December 2004. As with other compensation, bonuses paid under the Loyalty Bonus Program will be subject to taxes and other applicable payroll withholding.

Your sincerely

/s/ JOHN J FLEMING

JOHN J FLEMING

                                                 A Mayflower Corporation company